SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement ("Second Amendment") is entered into and effective this 31st day of March, 2008 ("Effective Date") by and between MGN Technologies, Inc., a British Columbia corporation ("Borrower") in favor of Alliance Capital Ventures, LLC, a Washington limited liability company ("Lender").

Recitals

A. Borrower and Lender previously entered into that certain Loan Agreement dated as of March 27, 2006 ("Loan Agreement"), as amended by the First Amendment to Loan Agreement dated effective June 30, 2006 ("First Amendment"), pursuant to which Lender loaned to Borrower the principal sum of US$400,000 on the terms and conditions set forth in the Loan Agreement, as amended, and the other Loan Documents (as defined in the Loan Agreement).

B. Borrower wishes to extend the time for repayment of the Loan and provide other consideration in partial payment of the Borrower's obligations, and Lender agrees to grant such extension and accept such consideration, on the terms and conditions in this Second Amendment.

Agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment shall have the meaning ascribed to them in the Loan Agreement, as amended, and in the other Loan Documents.

2. Amended Loan Terms. The following amended terms with respect to the Loan shall apply, and the Loan Agreement, as amended, and other Loan Documents are hereby amended to conform to the terms set forth below.

a. Borrower's total indebtedness to Lender shall be, as of December 31, 2007, the sum of One Million Two Hundred Ninety-Four Thousand Thirty-Seven and 49/100 Dollars (US$1,294,037.49)("Settlement Amount"). For avoidance of doubt, and for all purposes, interest and penalties under the Loan Agreement, as amended, and the Loan Documents shall be deemed to have ceased accruing as of December 31, 2007, and in lieu of all such amounts then due and owing, but subject to Sections 2(iii)(D) and 3 below, the Settlement Amount shall constitute the entire indebtedness of Borrower to Lender as of December 31, 2007.

b. The Settlement Amount shall be payable as follows:

(i) Sixty million (60,000,000) shares of common stock of Borrower ("Settlement Shares") shall be issued to Lender within ten (10) days of the Effective Date

of this Second Amendment. Borrower and Lender agree to execute and deliver to each other duplicate executed originals of a Debt Settlement Agreement in the form attached hereto as Exhibit A, and Lender agrees to execute and deliver to Borrower a U.S. Creditor Investment Agreement ("Investment Agreement") in the form attached hereto as Exhibit B, contemporaneously with the execution and delivery of this Second Amendment; provided, however, that if Lender (or its Members or assignees as provided in the subsequent sentence) delivers the Investment Agreement after the Effective Date, Borrower shall have ten (10) days from the date such Investment Agreement is delivered to issue the Settlement Shares or applicable portion thereof. Borrower shall take all other necessary action to cause Pacific Corporate Trust (or such other duly authorized transfer agent) to issue the Settlement Shares to and in the name of Lender (or, upon written notice from Lender to Borrower, to the individual members of Lender or their designees who shall each complete an Investment Agreement as necessary). Upon delivery of the Settlement Shares and compliance with the terms and conditions of the Debt Settlement Agreement, and in consideration of the same, the Settlement Amount shall be reduced by the sum of Six Hundred Thousand and no/100 Dollars (US$600,000.00). No portion of the principal amount of the Loan shall be reduced thereby.

(ii) Lender acknowledges receipt of Six Million Sixty-Six Thousand Five Hundred Seventy-Six (6,066,576) shares of common stock of Borrower ("Delivered Shares"). As consideration for the Delivered Shares, the Settlement Amount is reduced by the sum of Sixty Thousand Six Hundred Sixty Five and 76/100 Dollars (US$60,665.76). No portion of the principal amount of the Loan shall be reduced thereby.

(iii) The sum of Six Hundred Thirty Three Thousand Three Hundred Seventy One and 73/100 Dollars ($633,371.73)("Cash Settlement Amount") shall be payable as follows:

(A) Thirty percent (30%) of all debt or equity raised by the Borrower shall be paid to Lender to reduce Borrower's indebtedness to Lender.

(B) Ten percent (10%) of Borrower's gross operating revenue shall be paid to Lender to reduce Borrower's indebtedness to Lender; provided, however, that in no event shall Borrower pay to Lender less than the sum of Five Thousand and no/100 Dollars ($5,000.00) on or before the tenth (10th) day of each calendar month commencing on May 10, 2008 and each month thereafter until all Obligations of Borrower have been paid in full.

(C) For avoidance of doubt, the sums to be paid by Borrower to Lender pursuant to subsections (A) and (B) are cumulative and not exclusive. By way of example, but not limitation, if in a given month Borrower has raised debt or equity, then Borrower shall pay to Lender (provided such amounts do not exceed all Obligations then due and owing) an amount equal to *(x)* 30% of such debt or equity, plus *(y)* the greater of 10% of Lender's gross operating revenue or $5,000.

(D) The unpaid balance of the Cash Settlement Amount shall accrue interest at the rate of fifteen percent (15%) per annum commencing on January 1, 2008.

3. Maturity Date. The Maturity Date shall be extended to March 30, 2009. On the Maturity Date, all Obligations of Lender shall be due and payable. Lender shall be entitled to all remedies reserved to Lender in the event of a default under any and all of the Loan Documents if the Settlement Amount and all other Obligations are not fully paid by the Maturity Date; provided, however, that the Default Rate shall be fixed at twenty-four percent (24%) per annum. In addition, and notwithstanding any other provision of this Second Amendment, if all Obligations due and owing to Lender by Borrower are not paid in full as of the Maturity Date, or if Borrower shall be in material default under this Second Amendment or any of the Loan Documents and such default is not cured within the applicable cure period, then in addition to all other remedies, the full amount of the Loan principal, interest, and penalties due from Borrower to Lender as of December 30, 2007 shall be reinstated, reduced only by (a) the amounts set forth in Sections 2(b)(i) and (ii) above, and (b) all cash payments made to Lender by Borrower after the Effective Date as contemplated herein.

4. Androgas Share Conversion. The terms of this Second Amendment and Borrower's agreement to compromise the amounts owed by Lender as reflected in the Settlement Amount are expressly conditioned upon the conversion of that certain debt owed by Borrower to Androgas Property S.A., an Austrian company, ("Androgas") into common shares of Lender such that all indebtedness of Lender to Androgas shall be fully satisfied. Borrower represents and warrants that it has secured a written release from Androgas, a true and correct copy of which is attached as Exhibit C hereto, with respect to the satisfaction of all loans, debts, and other monetary obligations from Borrower to Androgas. Borrower shall take all necessary actions so that Androgas shall cause all security agreements and all liens and encumbrances on the assets of Borrower in favor of Androgas to be fully released, canceled, and of no further force or effect, such that Lender shall be in the first lien position with respect to the assets of Borrower as more fully set forth in the Security Agreement entered into by and between Borrower and Lender. On or before April 11, 2008, Borrower shall provide documentation reasonably satisfactory to Lender that such lien releases have been properly executed and documentation filed with the government of British Columbia and, if necessary, other jurisdictions to fully release any security interest held by Androgas in the assets of Borrower.

5. Equity Line of Credit. Borrower shall use its best efforts to complete a contemplated equity line of credit transaction with Dutchess Private Equities Fund, Ltd., including but not limited to making such free trading securities of Lender available as is necessary to consummate such transaction. Regardless of whether Lender consummates such transaction, Lender will raise not less than $1,500,000 in new debt or equity prior to the Maturity Date.

6. Frazoo. Borrower shall use its best efforts and take all commercially reasonable actions necessary to acquire all or substantially all of the assets or securities of Frazoo, LLC.

7. Securities Filings. Borrower shall timely file all reports and filings required under applicable Canadian and U.S. law.

8. Financial Statements; Reports. Borrower shall deliver to Lender, not later than the tenth (10th) day of each calendar month, monthly operating reports (as more fully defined below) for the preceding month, and in addition, quarterly financial statements (balance sheet and profit and loss statement) as and when available to Borrower's senior management. The operating report shall compare actual performance against budget and operating benchmarks, material operational activities (including, without limitation, accrued fees due and owing by Frazoo), business and staffing plans, and other information and data as reasonably requested by Lender.

9. No Further Modification. Except as expressly amended by this Amendment, all of the terms and conditions set forth in the Loan Agreement, the First Amendment, and the other Loan Documents shall remain unchanged, valid, binding upon the Borrower, and in full force and effect

10. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. An executed signature page provided by facsimile shall be deemed valid and binding for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to Loan Agreement to be executed as of the Effective Date.

Borrower:

MGN TECHNOLOGIES, INC.

By: ______________________

Name: Mark Jensen

Title: CEO

Lender:

ALLIANCE CAPITAL VENTURES, LLC

By Takano Capital, Inc.
Its Manager

By ______________________
Michael Takano, President

EXHIBIT A

Debt Settlement Agreement

EXHIBIT B

Creditor Investment Agreement

EXHIBIT C

Androgas Release